Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE: 12:00 P.M. Eastern Time: March 1, 2011

Penseco Financial Services Corporation Reports Earnings as of December 31, 2010

SCRANTON, PA, March 1, 2011 — Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $714,000 or 36.3% for the three months ended December 31, 2010 to $2,681,000 or $0.82 per weighted average share compared with $1,967,000 or $0.60 per weighted average share from the year ago period primarily from higher non interest income due to an other-than-temporary impairment charge of $787,000 in the year ago period coupled with a lower provision for loan losses, offset by higher non interest expense and increased applicable income taxes.

The Company reported net income for 2010 increased $3,350,000 or 40.0%, to $11,722,000 or $3.58 per weighted average share compared with the year ago period of $8,372,000 or $2.80 per weighted average share. The increase in net income was primarily attributed to higher net interest income as well as the absence of merger related costs in 2010 compared to $1,550,000 incurred in 2009 due to the Company’s acquisition of Old Forge Bank. Also, the Company did not recognize any impairment losses in 2010 as compared to $787,000 of losses in 2009 related to the Bank’s equity investment portfolio. The results of operations for 2010 include twelve months of operations from the former Old Forge Bank, as opposed to only nine months of Old Forge Bank operations captured in 2009. Net interest margin remained unchanged at 4.11% for the year ended December 31, 2010 compared to the same period of 2009.

Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income, increased $2,181,000 for the twelve months ended December 31, 2010 to $11,722,000 compared to $9,541,000 for the same period of 2009. Operating earnings for the twelve months ended December 31, 2010 have been positively impacted by the merger primarily through increased interest income from a greater amount of loans and securities. A reconciliation of the non-GAAP operating earnings and disclosure of the non-GAAP operating return on assets, operating return on equity and dividend payout ratio are described within the non-GAAP reconciliation schedule included within this press release.

Net Interest Income

Net interest income decreased $72,000 or 0.9% for the three months ended December 31, 2010, as compared to the corresponding period of 2009. Net interest income, after provision for loan losses, increased $339,000 or 4.4% for the fourth quarter of 2010, primarily as a result of a $411,000 decrease in the provision for loan losses, along with lower interest expense from lower funding costs, offset by lower interest income.

Net interest income increased $2,818,000 or 9.2% to $33,389,000 for the year ended December 31, 2010 compared to $30,571,000 for 2009. Net interest income after provision for loan losses increased $3,079,000 or 10.9% during 2010 primarily due to increased interest and fees on loans, which in turn were attributable to the expansion of our loan portfolio following the acquisition of Old Forge Bank in 2009. Net interest income was also positively affected in 2010 by reduced interest expense from lower borrowing costs. The provision for loan losses decreased $261,000 to $1,999,000 during 2010 compared with $2,260,000 for the same period of 2009, based on management’s evaluation of the adequacy of the allowance for loan losses through the application of its allowance for loan losses methodology. Among other things, the methodology, which was enhanced in the third quarter of 2010, takes into consideration the strength of the local economy.

Non-Interest Income

Total non-interest income increased $885,000 or 43.3% to $2,930,000 for the three months ended December 31, 2010, compared with $2,045,000 for the same period in 2009 mainly from the other-than-temporary impairment charge in 2009. Trust department income increased $38,000 or 11.2% due to an increase in the market value of trust assets and new business. Brokerage fee income increased $21,000 or 35.6% mostly due to increased volume of investor activity. Other fee income increased $53,000 or 14.1% mainly due to increased debit card discounts related to a higher number of new accounts. Bank-owned life insurance income increased $27,000 or

21.3%. Other operating income increased $427,000 largely due to gains on the sale of low yielding long-term fixed rate real estate loans. Realized gains (losses) on securities, net, decreased $515,000 primarily as a result of a realized gain on the sale of a corporate bond from the former Old Forge Bank portfolio during the three months ended December 31, 2009.

Total non-interest income increased $1,783,000 or 17.2% to $12,152,000 during 2010, from $10,369,000 for the same period of 2009. Trust department income increased $101,000 or 7.3% due to an increase in the market value of trust assets and new business. Service charges on deposit accounts increased $224,000 or 11.6% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $142,000 or 3.2%, mainly due to new accounts and higher transaction volume. Other fee income increased $178,000 or 12.8% mainly from increased debit card discounts related to the higher number of new accounts. Bank-owned life insurance income increased $68,000 or 14.5% from higher average balances, as Bank-owned life insurance acquired in the Old Forge Bank merger impacted twelve months of 2010, as compared to nine months of 2009. Other operating income increased $606,000 or 166.9% largely due to gains on the sale of low yielding long-term fixed rate real estate loans of $325,000 along with additional revenue of $150,000 from an over accrual from the 2006 Voluntary Early Retirement Incentive program. The Company recognized an impairment loss on bank equity investment securities of $787,000 during 2009. Realized gains on securities decreased $315,000 to $558,000 during 2010 from $873,000 for 2009.

Non-Interest Expenses

Total non-interest expenses increased $83,000 or 1.1% to $7,410,000 for the three months ended December 31, 2010 compared with $7,327,000 for the same period of 2009. Salaries and employee benefits expense increased $39,000 or 1.1%, from $3,600,000 during the fourth quarter of 2009, to $3,639,000 during the fourth quarter of 2010, in part due to increased staffing in the loan department. Expense of premises and fixed assets increased $63,000 or 7.8% largely due to branch renovation projects. Merchant transaction expenses increased $38,000 or 6.8% due to the increased number of accounts. FDIC insurance assessments decreased $139,000 or 35.0%. Other operating expenses increased $82,000 or 4.2% due to increased advertising expense.

Total non-interest expenses increased $33,000 or 0.1% to $28,453,000 during 2010 compared with $28,420,000 for 2009. Salaries and employee benefits expense increased $530,000 or 4.2% mainly due to the expenses of additional employees as a result of the Old Forge Bank merger being incurred for the full year, as compared to nine months in 2009. Expense of premises and equipment increased $301,000 or 9.3% mostly due to additional depreciation as a result of branch renovation projects. There were no merger related costs in 2010 compared to 2009, during which the Company incurred merger related costs of $1,550,000, which consisted of computer and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000, severance payments of $450,000 and stay bonuses of $65,000. FDIC insurance assessments increased $182,000 or 18.8% due to increases in quarterly assessments. Other operating expenses increased $516,000 or 7.4% due to an increase of $261,000 in outside services, advertising expense of $196,000, amortization of core deposit intangible expense of $65,000 and other real estate owned expense of $51,000.

Asset Quality

The Company maintains an allowance for loan losses which reflects management’s best estimate of probable loan losses, as determined in accordance with the Company’s allowance for loan losses methodology. This methodology was enhanced during the third quarter of 2010, but the enhancements did not have any immediate appreciable impact on the amount of the allowance for loan losses. The ratio of the allowance for loan losses to total loans was 1.06% and 1.04% as of December 31, 2010 and 2009, respectively.

Non-accrual loans equaled $4,034,000 or 0.66% of loans at December 31, 2010 an increase of $1,695,000 from $2,339,000 or 0.39% of loans at December 31, 2009. There were no commitments to lend additional funds to borrowers whose loans are in non-accrual status.

Net loan charge-offs amounted to $1,799,000 or 0.30% of average outstanding loans for the twelve months ended December 31, 2010 compared to $1,235,000 or 0.22% for the twelve months ended December 31, 2009.

As of December 31, 2010, the Company had total impaired loans of $4,493,000. Management performed an evaluation of expected future cash flows, including the anticipated cash flow from the sale of collateral, and compared that to the carrying amount of the impaired loans. Based on these evaluations, the Company determined that a specific reserve of $1,415,000 was required against impaired loans at December 31, 2010.

During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for reorganization under Chapter 11 of the United States Bankruptcy Code. At December 31, 2010, the Company had $7,395,000 of TERI loans out of a total student loan portfolio of $16,493,000. The Company does not anticipate that TERI’s bankruptcy filing will significantly impact the Company’s financial condition or results of operations. These loans are placed on non-accrual status when they become more than 90 days past due. At December 31, 2010 there was $60,000 of such loans on non-accrual status.

Income Tax Expense

Applicable income taxes increased $427,000 or 94.1% for the three months ended December 31, 2010 mostly due to the tax effect of the recognition of an impairment loss on bank equity investment securities during 2009. Also, applicable income taxes increased $1,479,000 or 78.3% during the twelve months ended December 31, 2010 primarily due to higher income.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

	December 31, 2010	December 31, 2009	Inc / (Dec) $	% Change
	Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.19%	0.91%		30.77%
Return on Average Equity	8.96%	6.87%		30.42%
Net Interest Margin (1)	4.03%	4.16%		-3.12%
Efficiency Ratio (2)	65.14%	69.64%		-6.46%

	Twelve Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.32%	1.04%		26.92%
Return on Average Equity	9.74%	7.93%		22.82%
Net Interest Margin (1)	4.11%	4.11%		—
Efficiency Ratio (2)	61.73%	68.97%		-10.50%

STOCKHOLDERS’ VALUE
Net Income	$11,722	$8,372	$3,350	40.01%
Earnings per share	3.58	2.80	0.78	27.86%
Dividends Per Share	1.68	1.68	—	—
Book Value Per Share	37.22	35.84	1.38	3.85%
Market Value Per Share	35.50	34.80	0.70	2.01%
Market Value/Book Value	95.38%	97.10%		-1.77%
Price Earnings Multiple	9.92x	12.43x		-20.19%
Dividend Payout Ratio	46.93%	60.00%		-21.78%
Dividend Yield	4.73%	4.83%		-2.07%

SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	13.31%	13.29%		0.15%
Total Capital/Risk Weighted Assets	16.42%	16.90%		-2.84%
Tier 1 Capital/Risk Weighted Assets	15.30%	15.79%		-3.10%
Tier 1 Capital/Average Assets	10.68%	11.48%		-6.97%
Non-performing Assets/Total Assets	0.53%	0.31%		70.97%
Non-performing loans to period end loans	0.66%	0.39%		69.23%
Allowance for loan losses to period end loans	1.06%	1.04%		1.92%

BALANCE SHEET HIGHLIGHTS
Total Assets	$916,087	$883,327	$32,760	3.71%
Total Investments	217,044	195,930	21,114	10.78%
Net Loans	608,605	597,670	10,935	1.83%
Allowance for Loan Losses	6,500	6,300	200	3.17%
Total Deposits	691,032	645,434	45,598	7.06%
Stockholders’ Equity	121,922	117,397	4,525	3.85%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest earning assets. In order to make pre-tax income on tax-exempt investments comparable to taxable investments and loans, a tax equivalent adjustment is made to interest income. This adjustment increased interest income by $475 and $575 for the three months ended December 31, 2010 and 2009, respectively, and by $2,165 and $2,262 for the twelve months ended December 31, 2010 and 2009, respectively. We believe that the tax equivalent presentation is consistent with industry practice. Although we believe that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.
(2)	The efficiency ratio is equal to non-interest expenses, excluding amortization of core deposit intangible expense, divided by the sum of net interest income and non-interest income.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	December 31, 2010	December 31, 2009
ASSETS

Cash and due from banks	$11,585	$11,100
Interest bearing balances with banks	2,634	2,274
Federal funds sold	—	—

Cash and Cash Equivalents	14,219	13,374
Investment securities:
Available-for-sale, at fair value	173,297	149,079
Held-to-maturity (fair value of $45,218 and $49,054, respectively)	43,747	46,851

Total Investment Securities	217,044	195,930
Loans, net of unearned income	615,105	603,970
Less: Allowance for loan losses	6,500	6,300

Loans, Net	608,605	597,670

Bank premises and equipment	13,406	12,396
Other real estate owned	803	528
Accrued interest receivable	3,809	4,317
Goodwill	26,398	26,398
Cash surrender value of life insurance	15,380	14,380
Federal Home Loan Bank stock	6,082	6,402
Other assets	10,341	11,932

Total Assets	$916,087	$883,327

LIABILITIES

Deposits:
Non-interest bearing	$113,391	$109,855
Interest bearing	577,641	535,579

Total Deposits	691,032	645,434
Other borrowed funds:
Repurchase agreements	19,394	18,168
Short-term borrowings	8,688	27,430
Long-term borrowings	68,835	68,094
Accrued interest payable	1,128	1,317
Other liabilities	5,088	5,487

Total Liabilities	794,165	765,930

STOCKHOLDERS’ EQUITY

Common stock; $ .01 par value, 15,000,000 shares authorized, 3,276,079 shares issued and outstanding	33	33
Surplus	48,865	48,865
Retained earnings	74,304	68,086
Accumulated other comprehensive income	(1,280)	413

Total Stockholders’ Equity	121,922	117,397

Total Liabilities and Stockholders’ Equity	$916,087	$883,327

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
INTEREST INCOME
Interest and fees on loans	$8,649	$8,670	$34,633	$32,399
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	726	756	2,855	3,306
States & political subdivisions	965	1,185	4,197	4,395
Other securities	13	9	51	39
Interest on Federal funds sold	—	—	—	—
Interest on balances with banks	3	3	9	12

Total Interest Income	10,356	10,623	41,745	40,151

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	587	459	2,173	1,726
Interest on other deposits	777	1,055	3,455	4,815
Interest on other borrowed funds	674	719	2,728	3,039

Total Interest Expense	2,038	2,233	8,356	9,580

Net Interest Income	8,318	8,390	33,389	30,571
Provision for loan losses	276	687	1,999	2,260

Net Interest Income After Provision for Loan Losses	8,042	7,703	31,390	28,311

NON-INTEREST INCOME
Trust department income	376	338	1,493	1,392
Service charges on deposit accounts	531	573	2,163	1,939
Merchant transaction income	855	766	4,521	4,379
Brokerage fee income	80	59	340	348
Other fee income	429	376	1,570	1,392
Bank-owned life insurance income	154	127	538	470
Other operating income	488	61	969	363
Impairment losses on investment securities	—	(787)	—	(787)
Realized gains (losses) on securities, net	17	532	558	873

Total Non-Interest Income	2,930	2,045	12,152	10,369

NON-INTEREST EXPENSES
Salaries and employee benefits	3,639	3,600	13,081	12,551
Expense of premises and fixed assets	874	811	3,547	3,246
Merchant transaction expenses	600	562	3,139	3,085
Merger related costs	—	—	—	1,550
FDIC insurance assessments	258	397	1,150	968
Other operating expenses	2,039	1,957	7,536	7,020

Total Non-Interest Expenses	7,410	7,327	28,453	28,420

Income before income taxes	3,562	2,421	15,089	10,260
Applicable income taxes	881	454	3,367	1,888

Net Income	$2,681	$1,967	$11,722	$8,372

Weighted average shares outstanding	3,276,079	3,276,079	3,276,079	2,994,059
Earnings per Common Share	$0.82	$0.60	$3.58	$2.80
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.68	$1.68

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, September 30, 2009	$33	$48,865	$67,495	$830	$117,223

Fair value of consideration exchanged in merger	—	—	—	—	—

Comprehensive income:
Net income	—	—	1,967	—	1,967
Other comprehensive income, net of tax
Unrealized losses on securities, net of reclassification adjustment	—	—	—	(704)	(704)
Unrealized gains on employee benefit plans, net	—	—	—	287	287

Other comprehensive income				(417)	(417)

Comprehensive income					1,550

Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Balance, September 30, 2010	$33	$48,865	$72,999	$1,876	$123,773

Comprehensive income:
Net income	—	—	2,681	—	2,681
Other comprehensive income, net of tax
Unrealized losses on securities, net of reclassification adjustment	—	—	—	(2,658)	(2,658)
Unrealized losses on employee benefit plans, net	—	—	—	(498)	(498)

Other comprehensive income				(3,156)	(3,156)

Comprehensive income					(475)

Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, December 31, 2010	$33	$48,865	$74,304	$(1,280)	$121,922

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Fair value of consideration exchanged in merger	12	38,046	—	—	38,058

Comprehensive income:
Net income	—	—	8,372	—	8,372
Other comprehensive income, net of tax
Unrealized gains on securities, net of reclassification adjustment	—	—	—	2,069	2,069
Unrealized gains on employee benefit plans, net	—	—	—	287	287

Other comprehensive income				2,356	2,356

Comprehensive income					10,728

Cash dividends declared ($1.68 per share)	—	—	(5,031)	—	(5,031)

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Comprehensive income:
Net income	—	—	11,722	—	11,722
Other comprehensive income, net of tax
Unrealized losses on securities, net of reclassification adjustment	—	—	—	(1,195)	(1,195)
Unrealized losses on employee benefit plans, net	—	—	—	(498)	(498)

Other comprehensive income				(1,693)	(1,693)

Comprehensive income					10,029

Cash dividends declared ($1.68 per share)	—	—	(5,504)	—	(5,504)

Balance, December 31, 2010	$33	$48,865	$74,304	$(1,280)	$121,922

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is traded on the OTC Bulletin Board Market, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by management of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors that may be described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Non-GAAP Financial Measures

Certain financial measures contained in this press release exclude costs related to the Company’s acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above referenced items have not been determined in accordance with generally accepted accounting principles (“GAAP”) and are therefore non-GAAP financial measures. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The Non-GAAP Reconciliation Schedule provides a disclosure of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

Merger costs of $1,550,000 in the twelve months ended December 31, 2009, related to the acquisition of Old Forge Bank consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

NON-GAAP RECONCILIATION SCHEDULE

(unaudited)

(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

Core Earnings Calculation

	Three Months Ended December 31,
	2010	2009	Change

Net interest income after provision for loan losses	$8,042	$7,703	$339
Non-interest income	2,930	2,045	885
Non-interest expense	(7,410)	(7,327)	(83)
Income tax benefit (provision)	(881)	(454)	(427)

Net income	2,681	1,967	714

Adjustments
Non-interest expense
Merger related costs	—	—	—

Total Adjustments pre-tax	—	—	—
Income tax provision (benefit)	—	—	—

After tax adjustments to GAAP	—	—	—

Adjusted net income	$2,681	$1,967	$714

Return on Average Assets	1.19%	0.91%
Return on Average Equity	8.96%	6.87%
Dividend Payout Ratio	51.22%	70.00%

	Twelve Months Ended December 31,
	2010	2009	Change

Net interest income after provision for loan losses	$31,390	$28,311	$3,079
Non-interest income	12,152	10,369	1,783
Non-interest expense	(28,453)	(28,420)	(33)
Income tax benefit (provision)	(3,367)	(1,888)	(1,479)

Net income	11,722	8,372	3,350

Adjustments
Non-interest expense
Merger related costs	—	1,550	(1,550)

Total Adjustments pre-tax	—	1,550	(1,550)
Income tax provision (benefit) (25%1/34% tax rate)	—	381	(381)

After tax adjustments to GAAP	—	1,169	(1,169)

Adjusted net income	$11,722	$9,541	$2,181

Return on Average Assets	1.32%	1.18%
Return on Average Equity	9.74%	9.03%
Dividend Payout Ratio	46.93%	52.66%

Return on average equity (ROE) and return on average assets (ROA) for the year ended December 31, 2010 was 9.74% and 1.32%, respectively. ROE was 7.93% (9.03% excluding the Merger costs) and ROA was 1.04% (1.18% excluding the Merger costs) for the same period last year. The dividend payout ratio for December 31, 2010 was 46.93% and

[1]	Income tax effect calculation is 34% except for the portion of the merger costs that are non-deductible.

60.00% (52.66% excluding the Merger costs) for the same period last year.

The following table presents a reconciliation of tangible assets / tangible equity.

	December 31, 2010		December 31, 2009
Tangible Assets
Total Assets		$916,087		$883,327
Less:
Goodwill	(26,398)		(26,398)
Core Deposit Intangible	(1,410)		(1,751)

		(27,808)		(28,149)

Tangible Assets		$888,279		$855,178

Tangible Equity
Total Equity		$121,922		$117,397
Less:
Goodwill	(26,398)		(26,398)
Core Deposit Intangible	(1,410)		(1,751)

		(27,808)		(28,149)

Tangible Equity		$94,114		$89,248

Tangible Equity / Tangible Assets		10.60%		10.44%

Tangible Book Value Per Share		$28.73		$27.24

Market Value / Tangible Book Value		123.56%		127.75%

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the Old Forge Bank merger, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as a conservative measures of net worth, approximating liquidation value.